EXHIBIT 10.26

JONES APPAREL GROUP, INC.
DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS

    Jones Apparel Group, Inc. (the "Company") desires to establish a Deferred Compensation Plan for Outside Directors (the "Plan") in order to enhance the Company's ability to attract and retain talented individuals to serve as Directors of the Board of Directors of the Company (the "Board") by giving them the opportunity to defer receipt of all or a portion of their annual retainer and meeting attendance fees from the Company (the "Fees").

    1. Effective Date. The effective date of the Plan is January 1, 2003, and the Plan shall be effective with respect to Fees payable for periods beginning on and after January 1, 2003.

    2. Participation. Each non-employee Director ("Eligible Director") may elect to defer all or a portion of his or her Fees in accordance with Section 4 of the Plan. Each Eligible Director who makes any such election shall be a Plan Participant.

    3. Administration. The Board's Compensation Committee shall act as the administrator of the Plan (the "Administrator"). The Administrator shall have the power and authority to administer, construe and interpret the Plan and to correct any defect or supply any omission or reconcile any inconsistency in the Plan as, in its sole discretion, it deems necessary or desirable. All actions and determinations of the Administrator shall be final, conclusive and binding on all parties concerned. The Administrator shall not be liable for any act done or determination made in good faith. The expense of administering the Plan shall be borne by the Company and shall not be charged against benefits payable hereunder. The Administrator may employ agents and delegate to them such administrative duties as the Administrator sees fit. Notwithstanding the foregoing provisions of this Section 3, the Board may exercise any power or perform any function of the Administrator, in which case any applicable reference to Administrator shall be deemed to refer to the Board.

    4. Deferral of Compensation. (a)  Deferral Election. Prior to the first day of each calendar year (or such earlier date as the Administrator may determine from time to time), an Eligible Director may elect to defer all or a portion of the Fees otherwise payable to that Eligible Director for such calendar year (the "Plan Year") by executing a Deferral Election Form in the form prescribed by the Administrator. In the event that an Eligible Director first becomes eligible to participate during a Plan Year, he or she may make a Deferral Election within thirty (30) days of becoming eligible to participate in the Plan with respect to Fees earned in such calendar year following the submission of the Deferral Election Form. In addition to electing to defer Fees (a "Deferral Election"), the Deferral Election Form for each Plan Year will require the Eligible Director to elect to have the deferred Fees credited on the Company's books in the form of (i) share units ("Share Units"), with each unit representing a share of common stock, par value $0.01, of the Company ("Common Stock"), (ii) cash units ("Cash Units"), the value of which shall be determined as set forth below in Section 4(d) of this Plan, or (iii) such other investment unit alternatives as the Board may make available from time to time ("Other Investment Units"). Except as otherwise determined by the Administrator, a Deferral Election shall be irrevocable for a Plan Year after that Plan Year begins. A Deferral Election shall continue in effect until such time as the Participant provides written notice of its revocation or submits a new Deferral Election Form; provided that any such revocation or change to the amount of Fees deferred shall not be effective until the calendar year following the year in which such revocation or change is made.

        (b)  Crediting to Participant Accounts. An account (an "Account") shall be established on the Company's books to record a Participant's deferrals, which shall be credited in the form of Cash Units, Share Units and/or Other Investment Units, as the case may be. Each Participant Account shall be credited with an amount equivalent to the Fees that would have otherwise been paid to the Participant, such credit to be made on the date on which the Fees would have been paid absent a Deferral Election.

The number of Share Units to be credited to a Participant's Account shall be determined by dividing the dollar amount of the deferred Fees by the Market Value of the Common Stock on the date the Fees would have otherwise been paid. The "Market Value" of the Common Stock as of a given date means the closing price of the Common Stock on the New York Stock Exchange (as reported in the Eastern Edition of The Wall Street Journal) on such given date or, if shares were not traded on such date, on the next preceding date on which shares were traded; provided that, if the Common Stock is traded on an exchange or market in which prices are reported on a bid and asked price basis, "Market Value" shall mean the average of the mean between the bid and the asked price for the Common Stock at the close of trading for the ten consecutive trading days immediately preceding such given date; and provided further that, if the Common Stock is not listed on a national securities exchange nor traded on the over-the-counter market, the "Market Value" shall be determined by the Administrator in good faith.

        (c)  Dividend and Interest Credits. Each Account that holds Share Units shall be adjusted appropriately by the Administrator for any dividends on the Common Stock as of the dividend payment date, which adjustment shall be in the form of additional Share Units determined by multiplying the number of Share Units then credited to the Account by the ratio of the dollar amount of the dividend per share over the current Market Value of the Common Stock. The Administrator shall also adjust appropriately the number of Share Units in each Account for any stock dividend, split, combination or other change in the Common Stock (including, without limitation, pursuant to any merger, acquisition or other transaction). Cash Units credited to an Account shall accrue interest compounded on the last day of each calendar month based on the weighted-average U.S. Treasury bill interest rate during the applicable month.

        (d)  Transfers Among Investment Units. A Participant may transfer and reallocate amounts in his or her Account among Share Units, Cash Units and any Other Investment Units in accordance with procedures and policies as may be adopted by the Administrator; provided that nothing herein shall require the Administrator to adopt any such procedures and policies.

        (e)  Account Vesting. A Participant shall be fully vested in his or her Account at all times.

        (f)  No Attendant Rights from Share Units. Except as provided in Section 4(c), a Participant shall not have any of the attendant rights of a holder of a share of Common Stock in connection with Share Units allocated to his or her Account, including the right to vote and the right to receive dividends provided to holders of actual shares of Common Stock.

    5. Payment of Accounts. (a) Subject to Section 7, payment of a Participant's Account balance will commence as soon as practicable following the earlier of (x) the termination of the Participant's membership on the Board for any reason (a "Board Termination") or (y) the date elected by the Participant on a Payment Election Form in the form prescribed by the Administrator, if any (which date shall be the first day of the month elected by the Participant). Payment of a Participant's Account balance will be made in a lump-sum payment, unless the Participant elects on a Payment Election Form to receive the amounts in annual installments over a period of time not to exceed ten (10) years. Accounts shall be paid to Participants in the form of cash. The Administrator may at any time elect in its sole discretion to accelerate the payment of all or any portion of all or any Accounts held under the Plan.

        (b) Lump-Sum Payment.

            (i) Valuation Upon Board Termination. If a lump-sum payment is made pursuant to clause (x) of Section 5(a), the Participant's Account shall be valued on the date of such termination by determining the value of Share Units based on the Market Value of Common Stock on such date, by crediting interest to Cash Units at the applicable rate from the end of the preceding month to the date of the

Participant's Board Termination and by determining the value of Other Investment Units on such date in accordance with procedures established by the Administrator.

            (ii) Valuation in Connection with an Elected Date. If a lump-sum payment is made pursuant to clause (y) of Section 5(a), the Participant's Account balance shall be valued on the last day of the calendar month immediately preceding the date elected by the Participant by determining the value of Share Units based on the Market Value of Common Stock on that date, by crediting interest to Cash Units at the applicable rate through that date and by determining the value of Other Investment Units on that date in accordance with procedures established by the Administrator.

        (c) Installment Payment.

            (i) Installment Amount. If the annual installment method is elected, the amount of each annual payment will be determined by dividing the Account (as determined below) on the Payment Date by the remaining number of installment payments (e.g., if 10 installments are elected, the first payment would be equal to 1/10 of the balance on the first Payment Date, the second payment would be equal to 1/9 of the balance on the second Payment Date, and so on), with the full Account balance being distributed on the last Payment Date. For purposes of this Plan, the first "Payment Date" shall be the earlier of (1) the first day of the month elected by the Participant in his or her Payment Election Form, if any, or (2) the first day of the month following the Participant's Board Termination, and each subsequent "Payment Date" shall be on the annual anniversary of the first Payment Date.

            (ii) Valuation for Installment Method. If payments are made using the installment method, the Participant's Account shall be valued as of the end of the month preceding each Payment Date (the "Valuation Date") by determining the value of Share Units based on the Market Value of Common Stock on the Valuation Date, by crediting interest to Cash Units at the applicable rate through the Valuation Date and by determining the value of Other Investment Units on the Valuation Date in accordance with procedures established by the Administrator.

            (d) Change in Payment Election Form. A Participant may change a Payment Election Form by submitting to the Administrator a new Payment Election Form; provided such changes shall not take effect until thirteen months after the date the new Payment Election Form is submitted.

    6. Early Payment. A Participant may file a written request with the Administrator for payment from his or her Account due to an unforeseeable emergency that is caused by an event beyond the control of the Participant and that would result in severe financial hardship to the Participant if payment were not permitted, such as may result from a sudden and unexpected illness or accident not covered by insurance, loss of property due to casualty, or similar circumstance. The Administrator may, in its sole discretion, accept or reject any such request as it deems appropriate.

    7. Payment in the Event of Death. In the event that a Participant's service is terminated by reason of death, the Company shall, within thirty (30) days thereafter, pay the aggregate balance of the Participant's Account to the Participant's beneficiary or beneficiaries in the form of a single lump-sum. Each Participant may designate one or more death beneficiaries by executing a Beneficiary Designation Form in the form prescribed by the Administrator. A Participant may change the designated beneficiary or beneficiaries at any time prior to the Participant's death by the delivery to the Administrator of a new Beneficiary Designation Form. If no beneficiary has been designated, or if no designated beneficiary survives the Participant, payments pursuant to this Section 7 shall be made to the Participant's estate.

    8. Assignment and Alienation of Benefits. Except to the extent provided in Section 7 of this Plan or pursuant to a domestic relations order issued by a court of proper authority (which order specifies the amount and timing of any payment to a

Participant's former spouse), no Participant or beneficiary may sell, assign, transfer, encumber, or otherwise dispose of the right to receive payments hereunder.

    9. Unsecured Obligation. The obligation of the Company to make payments of amounts credited to the Participant's Account shall be a general unsecured obligation of the Company, and such payment shall be made from general assets and property of the Company. The Participant's relationship to the Company under the Plan shall be only that of a general unsecured creditor and neither this Plan, nor any agreement entered into hereunder, or action taken pursuant hereto, shall create or be construed to create a trust for purposes of holding and investing Account balances. The Company reserves the right to establish such a trust, but such establishment shall not create any rights in or against any amounts held thereunder.

    10. Amendment or Termination. The Board may amend or terminate this Plan at any time and from time to time. Any amendment or termination of this Plan shall not affect the rights of a Participant accrued prior thereto without the Participant's written consent. Notwithstanding the foregoing provisions of this Section 10, the Board may at any time partially or completely terminate the Plan if, in its judgment, the tax, accounting, or other effects of the continuance of the Plan would not be in the best interests of the Company.

        (a)  Partial Termination. The Board may partially terminate this Plan by instructing the Administrator to not accept any additional deferrals and/or any additional Deferral Elections under the Plan. If such a partial termination occurs, the Plan shall continue to operate and be effective with regard to (i) Accounts in existence prior to the effective date of such partial termination and (ii) in the case of the cessation only of future Deferral Elections, future deferrals pursuant to Deferral Elections made prior to the effective date of such partial termination.

        (b)  Complete Termination. The Board may completely terminate this Plan, in which case (i) no further deferrals will be accepted by the Plan, (ii) no further Deferral Elections will be accepted by the Plan and (iii) all Accounts will be paid out in full within thirty (30) days after the effective date of such complete termination.

    11. Taxes. The Company is not responsible for any of the income taxes resulting from an Eligible Director's participation in the Plan. The Company shall comply with all applicable tax reporting requirements relating to payments under the Plan, and all payments under the Plan shall be subject to any required tax withholding.

    12. No Right to Continued Directorship. Nothing in this Plan confers upon any Director the right to continue as a member of the Board or interferes with the rights of the Company and its shareholders to remove any Director in accordance with the Company's bylaws.

    13. Validity. In case any provision of this Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if such illegal and invalid provision had never been incorporated herein.

    14. Successors and Assigns. The Company's obligations under the Plan shall be binding on all assigns of the Company and upon any successor corporation or entity resulting from the merger, acquisition, consolidation, dissolution or reorganization of the Company, or upon any successor corporation or organization succeeding to all or substantially all of the assets of the Company. The Plan shall be binding on all successors and assigns of a Participant, including the Participant's beneficiaries and estate and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant's creditors.

    15. Compliance with Rule 16b-3. It is the Company's intention that the Plan comply with Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and that Participants remain non-employee directors ("Non-Employee Directors") for purposes of administering other employee benefit plans of the Company and having such other plans be exempt from Section 16(b) of the Exchange Act. If any Plan provision is found to not be in compliance with Rule 16b-3 or if any Plan provision would disqualify Participants from remaining Non-Employee Directors, that provision shall be deemed amended so that the Plan does so comply and the Participants remain Non-Employee Directors, to the extent permitted by law and deemed advisable by the Administrator, and in all events the Plan shall be construed in favor of its meeting the requirements of Rule 16b-3.

    16. Applicable Law. This Plan is governed under the laws of the State of New York.

JONES APPAREL GROUP, INC. DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS
DEFERRAL ELECTION FORM

I hereby elect that the following percentage of my annual retention and meeting attendance fees from Jones Apparel Group, Inc. to be earned during subsequent calendar years be deferred and credited to my Account (SELECT ONE OF THE FOLLOWING):

25%	_____
50%	_____
75%	_____
100%	_____
Other Percentage (specify)	_____

I hereby further elect that all amounts to be deferred to my Account for subsequent calendar years be credited in the form of Share Units and/or Cash Units (as such terms are defined in the Plan) in the following percentages (FILL IN ONE OR BOTH OF THE FOLLOWING WITH WHOLE NUMBERS TOTALING 100%):

Cash Units:	_____%
Share Units:	_____%
Total:	_______ 100%

___________________________________ PARTICIPANT	Date: ______________
Accepted by Administrator: ___________________________________	Date: ______________

JONES APPAREL GROUP, INC. DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS
PAYMENT ELECTION FORM

ELECTION OF PAYMENT COMMENCEMENT DATE

I hereby elect to receive payment of my Account commencing (CHOOSE ONE):

____	as soon as practicable following the date on which my service as a Director on the Company's Board terminates.
____ MONTH	____________________ 1, _____ YEAR	(FILL IN MONTH AND YEAR - DAY WILL BE FIRST OF THE ELECTED MONTH)

Note: If your service as a Director on the Company's Board terminates prior to the date you elect herein, payment of your Account will commence as soon as practicable following termination of your directorship.

If no election is made, you will automatically be deemed to have elected to receive payment of your Account commencing as soon as practicable following the date on which your service as a Director terminates.

ELECTION OF FORM OF PAYMENT

I hereby elect the following method for payment of my Account (CHOOSE ONE):

____	payment in a single lump-sum.
____	____ annual installment payments over ____ years (FILL IN A WHOLE NUMBER UP TO 10 YEARS).

 If no election is made, you will automatically be deemed to have elected to receive payment of your Account in a single lump-sum.

___________________________________ PARTICIPANT	Date: ______________
Accepted by Administrator: ___________________________________	Date: ______________

JONES APPAREL GROUP, INC. DEFERRED COMPENSATION PLAN FOR OUTSIDE DIRECTORS
BENEFICIARY DESIGNATION FORM

Complete this form to name beneficiaries who will receive your Account balance remaining at the time of your death. You can change your beneficiaries at any time by completing a new form. You must sign where indicated on the last page for this form to be valid.

I. Participant

_____________________________________________
Participant's legal name (please print)

II. Primary Beneficiaries

Your remaining Account balance will be paid only to those beneficiaries living at the time of your death. The proportions must total 100% of your Account balance. If proportions are not indicated, or do not total 100%, your remaining Account balance will be paid in equal shares to the designated beneficiaries. If any of your primary beneficiaries is not living at the time of your death, your remaining Account balance will be divided proportionately among the remaining primary beneficiaries.

In the event of my death, pay my Account balance to (if additional beneficiaries are designated, attach the required information on a separate page):

_______________________________________ Name	_____________________________ Social Security Number
_______________________________________ Relationship	______________ Date of Birth	_____________% Proportion
_______________________________________ Address City	_____________________________ State Zip
_______________________________________ Name	_____________________________ Social Security Number
_______________________________________ Relationship	______________ Date of Birth	_____________% Proportion
_______________________________________ Address City	_____________________________ State Zip
__________ Total 100%

III. Secondary Beneficiaries

Your remaining Account balance will be paid to secondary beneficiaries only (1) if none of your primary beneficiaries is living at the time of your death, or (2) if all of your primary beneficiaries die before your Account balance has been completely paid. The proportions must total 100%. If proportions are not indicated, or do not total 100%, your remaining Account balance will be paid in equal shares to the designated beneficiaries. If any of your secondary beneficiaries is not living at the time of your death or on the date that your last surviving primary beneficiary dies, your remaining Account balance will be divided proportionately among the remaining secondary beneficiaries.

If none of my primary beneficiaries is living at the time of my death or if all of my primary beneficiaries die before my Account balance has been completely paid, pay my Account balance to (if additional beneficiaries are designated, attach the required information on a separate page):

_______________________________________ Name	_____________________________ Social Security Number
_______________________________________ Relationship	______________ Date of Birth	_____________% Proportion
_______________________________________ Address City	_____________________________ State Zip
_______________________________________ Name	_____________________________ Social Security Number
_______________________________________ Relationship	______________ Date of Birth	_____________% Proportion
_______________________________________ Address City	_____________________________ State Zip
__________ Total 100%

V. Participant's Signature

I hereby revoke every previous designation of beneficiaries for this Plan. I understand that I may change my beneficiaries at any time by completing a new form, and that the change is effective when received in writing and accepted by the Administrator.

___________________________________ PARTICIPANT	Date: ______________
Accepted by Administrator: ___________________________________	Date: ______________